Exhibit 99.1

NewHydrogen further expands green hydrogen technology research program at UCLA

Company strengthens OER side of the existing research program to develop a replacement for iridium to lower the cost of green hydrogen

SANTA CLARITA, Calif. - June 22, 2021 — NewHydrogen, Inc. (OTC:NEWH), a developer of clean energy technologies, today announced that it has executed an agreement to further expand the existing sponsored research agreement with the University of California at Los Angeles (UCLA) to develop technology to reduce the cost of green hydrogen production. With an increased budget, the new agreement expands the scope of the non-precious metal based oxygen evolution reaction (OER) catalyst development program.

The UCLA researchers recently created a non-precious metal based catalyst that demonstrated significant improvement of OER in acidic conditions by substituting part of the existing metal element in the aforementioned catalyst material structure. The catalyst’s low cost and high durability make it a good candidate toward the commercial water electrolysis systems operating at high current densities.

“We are very pleased to broaden our clean energy research program at UCLA with Dr. Huang and her team, a group whose collaboration we have a high level of confidence in,” said Dr. David Lee, CEO of NewHydrogen. “Thus we have decided to further extend the OER side of the sponsored research program.”

The Company’s previous amendment to the sponsored research program expanded its focus on significantly reducing or replacing the hydrogen evolution reaction (HER) catalyst, platinum. Platinum is so rare that only 200 tons are mined every year and yet its demand is ever increasing in applications such as batteries, fuel cells, fiber optics, LCD displays, cancer treatment and many others.

The researchers plan on scaling up the process for studies in electrolyzers in a later phase. Eventually, a fully functional hydrogen-producing electrolyzer incorporating the Company’s OER catalyst as well as HER catalyst will serve as a reference prototype to help electrolyzer manufacturers worldwide to assess NewHydrogen’s planned technology to produce low-cost green hydrogen.

About NewHydrogen, Inc.

NewHydrogen, Inc. is focused on developing a breakthrough electrolyzer technology to lower the cost of green hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to use electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing green hydrogen. Unfortunately, electrolyzers are expensive and rely on rare earth materials such as platinum and iridium. These very expensive materials account for nearly 50% of the cost of electrolyzers. The company’s technology is aimed at significantly reducing or replacing rare earth materials in electrolyzers with inexpensive earth-abundant materials to help usher in a green hydrogen economy that Goldman Sachs estimates will be worth $12 trillion by 2050.

To learn more about the company, please visit https://www.NewHydrogen.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, the impact on the national and local economies resulting from terrorist actions,the impact of public health epidemics on the global economy and other factors detailed in reports filed by the Company with the United States Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT INFORMATION

Investor Relations Contact:

Tom Becker

NewHydrogen, Inc.

ir@newhydrogen.com

(877) 904-3733